                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    NOVEMBER 2, 1998



                               CISCO SYSTEMS, INC.
               (Exact name of registrant as specified in charter)


       CALIFORNIA                          0-18225                     77-0059951
(State or other jurisdiction             (Commission                 (IRS Employer
      of incorporation)                  File Number)               Identification No.)

170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA                           95134-1706
 (Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:  (408) 526-4000

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ITEM 5.  OTHER EVENTS

     On November 2, 1998, Cisco Systems, Inc. (the "Registrant") acquired Clarity Wireless Incorporated, a California corporation ("Clarity") under the terms of a merger whereby shares of the Registrant's Common Stock with an aggregate value of approximately $157 million were exchanged for all of the outstanding shares of Clarity. Copies of the press releases issued by the Registrant on September 15, 1998 and November 18, 1998 concerning the foregoing transaction are filed herewith as Exhibits 20.1 and 20.2, respectively, and are incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)   Exhibits.

               20.1 Press Release of Registrant, dated September 15, 1998, announcing Registrant's agreement to acquire Clarity.

               20.2 Press Release of Registrant, dated November 18, 1998, announcing the closing of Registrant's acquisition of Clarity.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CISCO SYSTEMS, INC.


Dated:  November 18, 1998            By: /s/ LARRY R. CARTER
                                         -------------------------------
                                         Larry R. Carter, Senior Vice President,
                                         Finance and Administration,
                                         Chief Financial Officer and Secretary

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                                  EXHIBIT INDEX

Exhibit
Number                                         Description of Document
-------                                        -----------------------
20.1        Press Release of Registrant, dated September 15, 1998, announcing Registrant's agreement to acquire Clarity.
20.2        Press Release of Registrant, dated November 18, 1998, announcing the closing of Registrant's acquisition of Clarity.